MGI Properties


August 14, 2000


Dear Fellow Shareholders:

         I would like to update you on the progress of MGI Properties' Plan of Liquidation. On August 1, 2000, the Board of Trustees declared an additional liquidating distribution of $1.85 per share, which will be paid September 28, 2000 to shareholders of record on September 14, 2000. We are pleased to report that the $1.85 distribution will bring total distributions since our October 14, 1998 liquidation vote to $29.01 per share.

         As you may recall from our original liquidation proxy material, and as required under the tax laws, MGI must complete its liquidation and transfer its remaining assets to a liquidating trust on or before the two-year anniversary of the October 14, 1998 vote to liquidate the Trust. Accordingly, as we are approaching the completion of the liquidation, MGI Properties will be terminated as of September 30, 2000, at which time its remaining assets, which currently include cash and three properties, will be distributed, subject to any of its remaining liabilities, to the newly established MGI Properties Liquidating Trust. Two of the properties, consisting of an office complex and an adjacent property located in Tampa, Florida, were previously under conditional contract for sale and are now in the process of being remarketed for sale. The third property is a shopping center located in Temple Terrace, Florida, which is under conditional contract for sale.

         The owners of MGI Properties Liquidating Trust will be the shareholders of MGI Properties at the time MGI Properties is terminated. The purpose of the MGI Properties Liquidating Trust will be to dispose of the three properties, satisfy any liabilities of MGI Properties, and distribute any remaining assets to the beneficial owners of the MGI Properties Liquidating Trust.

         It is presently estimated that the MGI Properties Liquidating Trust should also be in a position to make future cash distributions totaling approximately $.65 per share. We anticipate that such amount may be paid in one or two distributions. The final payment may occur one year or more after the establishment of the MGI Properties Liquidating Trust. However, no assurances can be given as to the amount or the actual timing of the cash distributions.

         With respect to the MGI Properties Liquidating Trust, there are several administrative and logistical issues that should be addressed as we move to the next and final stage of our liquidation.

         1.    Ownership in the MGI Properties Liquidating Trust
               -------------------------------------------------

               Upon payment of the $1.85 per share distribution on September 28, 2000 and the September 30, 2000 transfer of MGI Properties' remaining assets to the MGI Properties Liquidating Trust, MGI Properties will cease to exist. DO NOT DESTROY YOUR MGI SHARE CERTIFICATES as they will represent your ownership interest in the MGI Properties Liquidating Trust. You will have the same interest in the MGI Properties Liquidating Trust as you did in MGI Properties. YOUR INTEREST IN THE MGI PROPERTIES LIQUIDATING TRUST WILL NOT BE TRANSFERABLE OR ASSIGNABLE EXCEPT BY WILL, INTESTATE SUCCESSION OR OPERATION OF LAW. AS A RESULT, YOU WILL NOT BE ABLE TO SELL OR TRANSFER YOUR INTEREST IN THE MGI PROPERTIES LIQUIDATING TRUST.

                                                                     (Continued)

          MGIProperties is a Massachusetts Trust and all persons dealing with the Trust must look solely to the property of this Trust for the enforcement of any claims against this Trust. Neither the Trust, officers, agents nor shareholders of this Trust assume any personal liability in connection with its business or assume any personal liability for obligations entered into on its behalf.

MGI Properties


August 14, 2000
Page 2


         2.    Termination of Stock Trading
               ----------------------------
               The last day of trading of MGI's Common Shares on the New York Stock Exchange will be September 27, 2000. MGI's stock transfer books will be closed as of the close of business on September 27, 2000.

         3.    Tax Reporting of MGI Properties' Liquidating Distributions in the
               -----------------------------------------------------------------
               year 2000
               ---------

               As of September 28, 2000, MGI Properties will have made cash liquidating distributions in 2000 equal to $4.85 per share. In addition, the per share fair market value of the assets distributed to the MGI Properties Liquidating Trust, less the value of related liabilities, is also considered to be a liquidating distribution made by MGI Properties and will be reported to the Internal Revenue Service as a "non-cash liquidating distribution" on Form 1099. The actual value of this non-cash liquidating distribution will be determined when the final accounting for MGI Properties is completed later in 2000.

         4.    Taxes and the MGI Properties Liquidating Trust
               ----------------------------------------------
               The MGI Properties Liquidating Trust will be treated as a grantor trust and accordingly, will not be subject to tax on any income received by it. Each owner of the MGI Properties Liquidating Trust will be treated as the owner of his or her pro rata portion of the MGI Properties Liquidating Trust. As a result, when calculating taxable income, each shareholder will be required to take into account, the pro rata share of each item of income, gain and loss of the MGI Properties Liquidating Trust. It is our understanding that an individual who itemizes deductions may deduct a pro rata share of taxes and expenses of the MGI Properties Liquidating Trust only to the extent that such amount, together with the other miscellaneous deductions, exceeds 2% of such person's adjusted gross income. The owners of the MGI Properties Liquidating Trust will also recognize taxable gain or loss when an asset is disposed of for an amount greater or less than the fair market value of such asset at the time it was transferred to the MGI Properties Liquidating Trust. (Individuals should consult with and must rely on their own tax advisors on these tax matters.) The information necessary to complete your tax returns for 2000 will be furnished to shareholders by the MGI Properties Liquidating Trust when available in 2001.

         5.    Trustees of MGI Properties Liquidating Trust
               --------------------------------------------
               George M. Lovejoy, Jr., Robert M. Melzer and I, Trustees of MGI, will serve as Trustees of the MGI Properties Liquidating Trust. The offices of MGI Properties Liquidating Trust will continue to be 50 Congress Street, Boston, Massachusetts 02109 and the phone number remains (617) 248-2300.

         6.    Future Communication with Shareholders
               --------------------------------------
               During the liquidation process, we have endeavored to keep shareholders informed of significant developments and to promptly respond to your questions and concerns. We will continue to communicate periodically with you by press releases and through SEC filings such as Forms 8-K and 10-K. However, in order to minimize costs over the next several months as operations wind down, we will experience further shrinking of our already reduced staff.



                                                                     (Continued)


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MGI Properties


August 14, 2000
Page 3



         I want to assure you that we remain focused on the process that began with the October 14, 1998 shareholder approval of the Plan of Liquidation and will continue to work diligently to complete the remaining property sales and make subsequent cash distributions at the earliest practicable date.

         Having now realized most of the liquidation proceeds, it is constructive to review the liquidation process and what has been accomplished. Over the five-year period ended December 31, 1999, MGI produced a total annual compounded return for shareholders of 20.1% per year. This is a particularly strong return when compared to the NAREIT Total Return Index for REITs, which was 7.7% during the comparable period. As one of the oldest REITs in the country, and as we near the completion of an eventful and productive business life, it is worthy to note that $10,000 invested in MGI in December 1974, with the dividends reinvested in the stock, would have been worth approximately $620,000 at the close of 1999. This is an annual compounded total return of approximately 17.9% for 25 years, a performance record not easily replicated.

         With shareholders receiving $29.01 in liquidating distributions through the September 28, 2000 payment, and the process nearing completion, our course was timely and well executed. The Trust's level of performance reflects the strength of an exceptional staff and a Board that has been without equal. Representing MGI shareholders has been an honor and a pleasure.






                                 W. Pearce Coues
                        Chairman of the Board of Trustees











      This Letter to Shareholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are dependent on a number of factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors include, among other things, the risks of future action or inaction by the Board of Trustees with respect to the Plan of Liquidation (and the actual results thereof), including the possibility of litigation pertaining thereto; the net realizable value of and the timing of the sales of the Trust's remaining properties during the course of the liquidation; the amount and timing of any remaining liquidating distributions; changes in national and local economic and financial market conditions, as well as those factors set forth in MGI's Form 10-K for the year ended November 30, 1999, including those set forth under "Forward-Looking Statements," "Other" and Item 1 - "Adoption and Implementation of Liquidation Plan," and the Form 10-Q for the quarter ended May 31, 2000.